EXHIBIT 4.1

EFFICIENT CHANNEL CODING, INC.
2000 LONG TERM INCENTIVE PLAN
Adopted Effective November 6, 2000

2000 Long Term Incentive Plan (Efficient Channel Coding, Inc.)

TABLE OF CONTENTS

ARTICLE 1. PURPOSE OF PLAN	1

ARTICLE 2. EFFECTIVE DATE AND TERM OF PLAN	1

2.1 Term of Plan	1
2.2 Effect on Awards	1
2.3 Stockholder Approval	1

ARTICLE 3. SHARES SUBJECT TO PLAN	1

3.1 Reserved Number of Shares	1
3.2 Source of Shares	1
3.3 Availability of Unused Shares	1
3.4 Adjustment Provisions	2
3.5 Substitute Awards	3

ARTICLE 4. ADMINISTRATION OF PLAN	3

4.1 Administering Body	3
4.2 Authority of Administering Body	4
4.3 Eligibility	5
4.4 No Liability	5
4.5 Amendments	5
4.6 Other Compensation Plans	6
4.7 Plan Binding on Successors	6
4.8 References to Successor Statutes, Regulations and Rules	6
4.9 Issuances for Compensation Purposes Only	6
4.10 Invalid Provisions	6
4.11 Governing Law	6

ARTICLE 5. GENERAL AWARD PROVISIONS	6

5.1 Participation in the Plan	6
5.2 Award Agreements	7
5.3 Exercise of Awards	7
5.4 Payment for Awards	8
5.5 No Employment or Other Continuing Rights	8
5.6 Restrictions Under Applicable Laws and Regulations	9
5.7 Additional Conditions	10
5.8 No Privileges of Stock Ownership	10
5.9 Non-Transferable	11
5.10 Information to Recipients	11
5.11 Withholding Taxes	12
5.12 Legends on Common Stock Certificates	12
5.13 Effect of Termination of Employment on Awards—Employees Only	12
5.14 Effect of Termination of Engagement on Awards—Non-Employees Only	13
5.15 Transfer; Leave of Absence	13
5.16 Limits on Awards to Certain Eligible Persons	14

ARTICLE 6. STOCK OPTIONS	14

6.1 Nature of Stock Options	14
6.2 Option Exercise Price	14
6.3 Option Period and Vesting	15
6.4 Special Provisions Regarding Incentive Stock Options	15
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6.5 Reload Options	15
6.6 Restrictions	16

ARTICLE 7. RESTRICTED STOCK AWARDS	16

7.1 Nature of Restricted Stock Awards	16
7.2 Rights as a Stockholder	16
7.3 Restrictions	16
7.4 Repurchase of Restricted Stock	17
7.5 Escrows	17
7.6 Vesting of Restricted Stock	17
7.7 Waiver, Deferral and Reinvestment of Dividends	17

ARTICLE 8. REORGANIZATIONS	17

8.1 Reorganizations Not Involving a Change in Control	17
8.2 Reorganizations Involving a Change in Control	17

ARTICLE 9. DEFINITIONS	18
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Efficient Channel Coding, Inc.
2000 LONG TERM INCENTIVE PLAN

1. PURPOSE OF PLAN
The Company adopted this Plan to promote the interests of the Company, its Affiliated Entities and their respective stockholders by using investment interests in the Company to attract, retain and motivate management and other persons, including officers, directors, employees and certain consultants of the Company and the Affiliated Entities to encourage and reward such persons’ contributions to the performance of the Company and to align their interests with the interests of the Company’s stockholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article 9.
2. EFFECTIVE DATE AND TERM OF PLAN
     2.1 Term of Plan. This Plan became effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.
     2.2 Effect on Awards. Awards may be granted during the Plan Term, but no Awards may be granted after the Plan Term. Notwithstanding the foregoing, each Award properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Award has been exercised, terminated or expired, as applicable, in accordance with its terms and the terms of this Plan.
     2.3 Stockholder Approval. This Plan shall be approved by the Company’s stockholders within twelve (12) months after the Effective Date. The effectiveness of any Awards granted prior to such stockholder approval shall be specifically subject to, and conditioned upon, such stockholder approval.
3. SHARES SUBJECT TO PLAN
     3.1 Reserved Number of Shares. The maximum number of shares of Common Stock reserved and available for issuance under this Plan shall be one hundred thousand (100,000), subject to adjustment as set forth in Section 3.4.
     3.2 Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.
     3.3 Availability of Unused Shares. Shares of Common Stock subject to and/or underlying any unexercised, unearned or yet-to-be acquired portions of any Award granted under
2000 Long Term Incentive Plan (Efficient Channel Coding, Inc.)

this Plan that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Awards under this Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards under this Plan. Notwithstanding the provisions of this Section 3.3, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the IRC or any successor statute thereto.
     3.4 Adjustment Provisions.
     (a) If (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares or securities available for issuance under this Plan, (2) the number and kind of shares or other securities that can be granted to any one individual Recipient under his or her Awards, (3) the number and kind of shares or other securities subject to then outstanding Awards under this Plan, and/or (4) the price for each share or other unit of any other securities subject to then outstanding Awards under this Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of securities comprising such Awards) as to which such Awards remain exercisable.
     (b) No fractional interests will be issued under this Plan resulting from any adjustments, but the Administering Body, in its sole discretion, may make a cash payment in lieu of any fractional shares of Common Stock issuable as a result of such adjustments.
     (c) To the extent any adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administering Body, whose determination in that respect shall be final, binding and conclusive.
     (d) The grant of Awards pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     (e) No adjustment to the terms of an Incentive Stock Option shall be made unless such adjustment either (i) would not cause such Incentive Stock Option to lose its
2000 Long Term Incentive Plan (Efficient Channel Coding, Inc.)

status as an incentive stock option under the provisions of the IRC or (ii) is agreed to in writing by the Administering Body and the Recipient.
     3.5 Substitute Awards. The Administering Body may grant Awards under this Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or an Affiliated Entity as a result of a merger, consolidation or other business combination of the employing corporation with the Corporation or an Affiliated Entity or the acquisition by the Company or an Affiliated Entity of property or stock of the employing corporation. The Administering Body may direct that the substitute Awards be granted on such terms and conditions as the Administering Body considers appropriate in the circumstances.
     4. ADMINISTRATION OF PLAN
     4.1 Administering Body.
     (a) Subject to the provisions of Section 4.1(b)(ii), this Plan shall be administered by the Board or by the Stock Plan Committee of the Board appointed pursuant to Section 4.1(b)(i). The Stock Plan Committee may be (but is not required to be), in the discretion of the Board, the same as the compensation committee of the Board, if such committee has been appointed.
(b) (i) The Board in its sole discretion may from time to time appoint a Stock Plan Committee of not less than two (2) Board members to administer this Plan and, subject to applicable law, to exercise all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Stock Plan Committee, remove from membership on the Stock Plan Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Stock Plan Committee, whether caused by removal, resignation or otherwise. The Board may disband the Stock Plan Committee at any time and thereby revest in the Board the administration of this Plan.
     (ii) Notwithstanding the foregoing provisions of Section 4.1(b)(i) to the contrary, upon becoming and so long as the Company remains an Exchange Act Registered Company and if the Company has not, by action of the Board, elected to opt out of the provisions of this Section 4.1(b)(ii), (1) the Board shall appoint the Stock Plan Committee, (2) this Plan shall be administered by the Stock Plan Committee and (3) each member of the Stock Plan Committee shall be a Non-Employee Director, and, in addition, if Awards are to be made to persons subject to Section 162(m) of the IRC and such Awards are intended to constitute Performance-Based Compensation, then each member of the Stock Plan Committee shall, in addition to being a Non-Employee Director, be an Outside Director.
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     (iii) The Stock Plan Committee shall report to the Board the names of Eligible Persons granted Awards, the precise type of Award granted, the number of shares of Common Stock issuable pursuant to such Award, if any, and the terms and conditions of each such Award.
     4.2 Authority of Administering Body.
     (a) Subject to the express provisions of this Plan, the Administering Body shall have the power to interpret and construe this Plan and any agreements or other documents defining the rights and obligations of the Company and such Eligible Persons who have been granted Awards hereunder and thereunder, to determine all questions arising hereunder and thereunder, to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable, and otherwise to carry out the terms of this Plan and such agreements and other documents. The interpretation and construction by the Administering Body of any provisions of this Plan or of any Award shall be conclusive and binding. Any action taken by, or inaction of, the Administering Body relating to this Plan or any Award shall be within the absolute discretion of the Administering Body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administering Body may act in its absolute discretion in matters related to this Plan and any and all Awards.
     (b) Subject to the express provisions of this Plan, the Administering Body may from time to time, in its discretion, select the Eligible Persons to whom, and the time or times at which such Awards shall be granted, the nature of each Award, including, without limiting the foregoing, any restrictions on transfer, rights and restrictions on co-sale, forfeiture and noncompete and nonsolicitation provisions, the number of shares of Common Stock that comprise or underlie each Award, the vesting period for each Award, the period for the purchase or exercise of each Award, as applicable, the Performance Criteria applicable to the Award, if any, and such other terms and conditions applicable to the Award as the Administering Body shall determine. The Administering Body may grant, at any time, new Awards to an Eligible Person who has previously received Awards whether such prior Awards are still outstanding, have previously been canceled, disposed of or exercised in whole or in part, as applicable, or are canceled in connection with the issuance of new Awards. The Administering Body may grant Awards singly, in combination or in tandem with other Awards, as it determines in its discretion. Any and all terms and conditions of the Awards, including the purchase or exercise price, may be established by the Administering Body without regard to existing Awards.
     (c) Any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members; provided, however, that (i) if the Administering Body is the Stock Plan Committee and consists of two (2) members, then actions of the Administering Body must be unanimous and (ii) if the Administering Body is the Board, actions taken at a meeting of the Board
2000 Long Term Incentive Plan (Efficient Channel Coding, Inc.)

     shall be valid if approved by directors constituting a majority of the required quorum for such meeting.
     4.3 Eligibility. Only Eligible Persons shall be eligible to receive Awards under this Plan as shall be selected and determined from time to time by the Administering Body, in its sole and absolute discretion.
     4.4 No Liability. No member of the Board or the Stock Plan Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award, except in circumstances constituting bad faith or willful misconduct of such member.
     4.5 Amendments.
     (a) The Administering Body may, insofar as permitted by applicable law, rule or regulation, from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards hereunder, including those granted before such revision or amendment; provided, however, that no such revision or amendment shall alter, impair or diminish any rights or obligations under any Award previously granted under this Plan, without the written consent of the Recipient. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision shall be required unless such approval is required by (i) applicable law, rule or regulation or (ii) any stock exchange or automated quotation system then listing the shares of Common Stock.
     (b) The Administering Body may, with the written consent of a Recipient, make such modifications in the terms and conditions of an Award as it deems advisable. Without limiting the generality of the foregoing, the Administering Body may, in its discretion with the written consent of Recipient, at any time and from time to time after the grant of any Award (i) accelerate or extend the vesting or exercise period of any Award as a whole or in part, (ii) adjust or reduce the purchase or exercise price, as applicable, of Awards held by such Recipient by cancellation of such Awards and granting of Awards at lower purchase or exercise prices or by modification, extension or renewal of such Awards and (iii) reduce or otherwise modify the Performance Criteria applicable to any Award. In the case of Incentive Stock Options, Recipients acknowledge that extensions of the exercise period and other modifications may result in the loss of the favorable tax treatment afforded incentive stock options under Section 422 of the IRC.
     (c) Except as otherwise provided in this Plan or in the applicable Award Agreement, no amendment, revision, suspension or termination of this Plan will, without the written consent of the Recipient, alter, terminate, impair or adversely affect any right or obligation under any Award previously granted under this Plan.
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     4.6 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, securities purchase, incentive or other compensation plans in effect for the Company or an Affiliated Entity, and this Plan shall not preclude the Company or an Affiliated Entity from establishing any other forms of incentive or other compensation for Employees, Directors, Consultants or others, whether or not approved by stockholders.
     4.7 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.
     4.8 References to Successor Statutes, Regulations and Rules. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.
     4.9 Issuances for Compensation Purposes Only. This Plan constitutes an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act. Awards to eligible Employees or Directors shall be granted for any lawful consideration, including compensation for services rendered, promissory notes or otherwise. Awards to eligible Consultants shall be granted only in exchange for bona fide services rendered by such consultants or advisors and such services must not be in connection with the offer and sale of securities in a capital-raising transaction.
     4.10 Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.
     4.11 Governing Law. This Plan shall be governed by and interpreted in accordance with the internal laws of the State of Ohio, without giving effect to the principles of the conflicts of laws thereof.
5. GENERAL AWARD PROVISIONS
     5.1 Participation in the Plan.
     (a) A person shall be eligible to receive Award grants under this Plan if, at the time of the grant of such Award, such person is an Eligible Person.
     (b) Incentive Stock Options may be granted only to Employees meeting the employment requirements of Section 422 of the IRC, or a similar statute governing Incentive Stock Options.
     (c) Notwithstanding anything to the contrary herein, the Administering Body may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.
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     5.2 Award Agreements.
     (a) Each Award granted under this Plan shall be evidenced by an Award Agreement duly executed on behalf of the Company and by the Recipient or, in the Administering Body’s discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to such Award as the Administering Body may in its discretion determine. Award Agreements may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Award Agreement. Any Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.
     (b) In case of any conflict between this Plan and any Award Agreement, this Plan shall control except as specifically provided in the Award Agreement.
     (c) In case of any conflict between the Plan and any Award Agreement, on the one hand, and any Employment Agreement or other agreement pursuant to which services are rendered, as applicable, between a Recipient and either the Company and/or an Affiliated Entity, on the other hand, the terms and conditions of the Employment Agreement or such other agreement, as applicable, shall apply with respect to those items specifically addressed in the Employment Agreement or such other agreement, as applicable.
     (d) In consideration of the granting of an Award under the Plan and if requested by the Company, the Recipient shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as a Non-Employee Director of, as applicable) the Company or any Affiliated Entity for a period of at least one (1) year (or such shorter period as may be fixed in the Award Agreement or by action of the Administering Body following grant of the Award) after the Award is granted (or, in the case of a Non-Employee Director, until the next annual meeting of stockholders of the Company).
     5.3 Exercise of Awards. No Award granted hereunder shall be issuable or exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock (or such other amount as is set forth in the applicable Award Agreement) may be purchased at one time, and Stock Options or other Awards, as applicable, must be purchased or exercised, as applicable, in multiples of 100 unless the number purchased is the total number at the time available for purchase under the terms of the Award. An Award shall be deemed to be claimed or exercised when the Secretary or other designated official of the Company receives appropriate written notice, on such form acceptable to the Company, from the Recipient, together with payment of the applicable purchase or exercise price made in accordance with the Award Agreement and any amounts required under Section 5.11 of this Plan. Notwithstanding any other provision of this Plan, the Administering Body may impose, by rule and/or in Award Agreements, such conditions upon the exercise of Awards (including conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including Rule 16b-3 and Rule 10b-5 under the
2000 Long Term Incentive Plan (Efficient Channel Coding, Inc.)

Exchange Act, and any amounts required under Section 5.11 of this Plan or other applicable section under the IRC, or the regulations promulgated thereunder.
     5.4 Payment for Awards.
     (a) Awards requiring payment of a purchase or exercise price shall be payable upon the exercise of such Award pursuant to any Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance.
     (b) The Company may assist any person to whom Awards are granted hereunder (including any Employee, Director or Consultant of the Company and/or an Affiliated Entity) in the payment of the exercise price or other amounts payable in connection with the receipt or exercise of such Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body.
     (c) In the discretion of the Administering Body, payments for purchase or exercise of Awards may be by matured capital stock of the Company (i.e., capital stock owned longer than six (6) months) delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body (valued at Fair Market Value as of the exercise date), or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance; provided, however, that the Administering Body may, in the exercise of its discretion, (i) allow exercise of Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (ii) allow the Company to loan the applicable purchase or exercise price to the Recipient, if the purchase or exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the purchase or exercise price and amounts required pursuant to Section 5.11 of this Plan.
     5.5 No Employment or Other Continuing Rights. Nothing contained in this Plan (or in any Award Agreement or in any other agreement or document related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ or engagement of the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person’s compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any Award Agreement pursuant to this Plan, the Company shall have the right to deal with each Recipient in the same manner as if this Plan and any such Award Agreement did not exist, including with respect to all matters related to the hiring, retention, discharge, compensation and conditions of the employment or engagement of the Recipient. Any questions as to whether and when there has been a termination of a Recipient’s employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of
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Awards pursuant to this Plan shall be determined by the Administering Body, and the Administering Body’s determination thereof shall be final and binding.
     5.6 Restrictions Under Applicable Laws and Regulations.
     (a) All Awards granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to any such Award granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Awards or the issuance, if any, or purchase of shares in connection therewith, such Awards may not be granted or exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use reasonable efforts to seek to obtain from the appropriate regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite qualification, consent, approval or authorization shall not have been obtained.
     (b) The Company shall be under no obligation to register or qualify the issuance of Awards or underlying shares of Common Stock under the Securities Act or applicable state securities laws. Unless the shares of Common Stock applicable to any such Award have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any shares of Common Stock covered by any Award unless the Award and underlying shares of Common Stock, as applicable, may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company and upon which the Company may reasonably rely, that such Recipient is acquiring such securities for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of stock are issued without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the securities so issued. The Company may also order its transfer agent to stop transfers of such securities. The Administering Body may also require the Recipient to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the
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investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.
     5.7 Additional Conditions. The grant and/or exercise of an Award and the issuance of shares in connection with the exercise of an Award may also be conditioned upon or subject to such other provisions (whether or not applicable to any other Award or Eligible Person) as the Administering Body, in its sole discretion, determines appropriate, including (a) provisions to assist the Recipient in financing the purchase of Common Stock issuable as a result of such Award, (b) provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any Award, (c) provisions giving the Company the right to repurchase shares of Common Stock acquired under any Award in the event the Recipient elects to dispose of such shares, (d) provisions to comply with federal and state securities laws and federal and state income tax withholding requirements, (e) provisions conditioned upon the declaration of effectiveness by the SEC of a registration statement relating to a primary offering of the Common Stock, filed by the Company with the SEC under the Securities Act, (f) provisions conditioned upon the satisfaction of withholding tax or other withholding liabilities, (g) provisions conditioned upon the listing, registration or qualification of any to-be-issued shares upon any securities exchange, any NASDAQ or other trading or quotation system or under any state or federal law, (h) provisions conditioned upon the consent or approval of any regulatory body, (i) provisions conditioned upon the execution of a lock-up agreement with one or more prospective underwriters, or (j) provisions conditioned upon the execution of a buy-sell or stockholders agreement with other stockholders of the Company. The Administering Body shall, in its sole discretion, determine whether any one or more of these conditions is necessary or desirable to be satisfied in connection with the exercise of an Award or the delivery or purchase of shares pursuant to the exercise of an Award. If the Administering Body determines that any one or more of the foregoing conditions must be satisfied, the exercise of an Award shall not be effective unless and until such condition shall have been satisfied free of any conditions not acceptable to the Company in its sole discretion.
     5.8 No Privileges of Stock Ownership. Except as otherwise set forth herein, a Recipient shall have no rights as a stockholder with respect to any shares issuable or issued in connection with an Award until the date of the receipt by the Company of all amounts payable in connection with the purchase or exercise, as applicable, of the Award, the satisfaction or waiver of all applicable Performance Criteria and the performance by the Recipient of all obligations applicable thereto. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (nor any documents related hereto) nor any action taken pursuant hereto (or thereto) shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any Person. To the extent that any Person acquires a right to receive Awards hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
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     5.9 Non-Transferable.
     (a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administering Body, pursuant to a DRO, unless and until such Award has been exercised, or the securities underlying such Award have been issued, and all restrictions applicable to such securities have lapsed. No Award or interest or right therein shall be liable for the debts, contracts, liabilities or contractual obligations of the Recipient or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
     (b) During the lifetime of the Recipient, only he or his court appointed guardian may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of with the consent of the Administering Body pursuant to a DRO. After the death of the Recipient, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Recipient’s will or under the then applicable laws of descent and distribution.
     (c) Notwithstanding the foregoing, no Stock Option owned by a Recipient subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3. Furthermore, notwithstanding the foregoing, Incentive Stock Options (or other Stock Options subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422 of the IRC (or any comparable or successor provision) or the regulations thereunder.
     5.10 Information to Recipients.
     (a) The Administering Body in its sole discretion shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal and state laws, rules and regulations, including applicable federal and state securities laws, rules and regulations.
     (b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Recipient’s agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company’s securities under this Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient’s obligations
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     under this Section 5.10(b) (which acknowledgment shall not be a condition to the Recipient’s obligations under this Section 5.10(b)).
     5.11 Withholding Taxes. Whenever the granting, vesting or exercise of any Award granted under this Plan, or the transfer of any shares issued upon exercise of any Award, gives rise to tax or tax withholding liabilities or obligations, the Administering Body shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to issuance of such shares. The Administering Body may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company (or by withholding a portion of the stock otherwise issuable in connection with such Awards).
     5.12 Legends on Common Stock Certificates. Each certificate representing shares acquired as a result of any Award granted hereunder shall be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the certificate. The determination of which legends, if any, shall be placed upon such certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.
     5.13 Effect of Termination of Employment on Awards—Employees Only.
     (a) Termination for Just Cause Dismissal. Subject to Section 5.13(c), and except as otherwise provided in a written agreement between the Company and/or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment of the Recipient, in the event of a Just Cause Dismissal of an Employee Recipient, all of the Recipient’s unvested Awards shall be terminated and become void and all of the Recipient’s unexercised Awards (whether or not vested) shall be forfeited, expire and become void as of the date of such Just Cause Dismissal.
     (b) Termination Other than for Just Cause Dismissal. Subject to Section 5.13(c) and except as otherwise provided in a written agreement between the Company and/or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, in the event of an Employee Recipient’s termination of employment for:
     (i) any reason other than for Just Cause Dismissal, death, Permanent Disability or normal retirement, the Recipient’s unvested and/or unexercised Awards (whether or not vested) shall expire and become void as of the earlier of (A) the date such Awards would have expired in accordance with their terms had the Recipient remained employed and (B) three (3) months after the date of termination of employment; or
     (ii) death, Permanent Disability or normal retirement, the Recipient’s unvested and/or unexercised (whether or not vested) Awards shall expire and become void as of the earlier of (A) the date such Awards would have expired in accordance with their terms had the Recipient remained employed and (B) one (1) year after the date of employment termination; provided, however, that the one-
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year period provided in (B) shall be three (3) months for Incentive Stock Options following termination of employment for normal retirement.
     (c) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in Section 5.13(a) or Section 5.13(b), the Administering Body may in its discretion designate shorter or longer periods to claim or otherwise exercise Awards following a Recipient’s termination of employment; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the instrument that evidences the grant to the Recipient of such Award or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, Awards shall be claimed or exercisable by a Recipient following such Recipient’s termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; and provided, further, that the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested on or prior to the date of such termination.
     5.14 Effect of Termination of Engagement on Awards—Non-Employees Only.
     (a) Termination of Engagement. Subject to Section 5.14(b), and except as otherwise provided in a written agreement between the Company and/or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of engagement of the Recipient, in the event of the termination of any non-Employee Recipient’s engagement (including certain Directors and Consultants), all of the Recipient’s unvested Awards shall be terminated and become void, and all of the Recipient’s unexercised Awards (whether or not vested) shall be forfeited, expire and become void as of the earlier of (i) the date such Awards would expire in accordance with their terms had the Recipient remained in such engagement and (ii)(A) three (3) months after Recipient’s engagement is terminated as a result of death or Permanent Disability and (B) thirty (30) days after Recipient’s engagement is terminated for any other reason.
     (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in Section 5.14(a), the Administering Body may, in its discretion, designate shorter or longer periods to claim or otherwise exercise Awards following a non-Employee Recipient’s termination of engagement; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the instrument that evidences the grant to the Recipient of such Award or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, Awards shall be claimed or exercisable by a Recipient following such Recipient’s termination of engagement only to the extent that the installments thereof had become exercisable on or prior to the date of such termination; and provided further, that the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested on or prior to the date of such termination.
     5.15 Transfer; Leave of Absence. For purposes of this Plan, the transfer by a Recipient to the employment by or engagement with (i) the Company from an Affiliated Entity, (ii) from the Company to an Affiliated Entity or (iii) from one Affiliated Entity to another Affiliated Entity (including, with respect to Consultants, the assignment between the Company
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and an Affiliated Entity or between two Affiliated Entities, as applicable, of an agreement pursuant to which such services are rendered) or, with respect solely to Employees, an approved leave of absence for military service, sickness or for any other purpose approved by the Company, shall not be deemed a termination. In the case of any Employee on an approved leave of absence, the Administering Body may make such provision respecting continuance of Awards as the Administering Body in its discretion deems appropriate, except that in no event shall an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.
     5.16 Limits on Awards to Certain Eligible Persons.
     (a) Limitations Applicable to IRC Section 162(m) Participants. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted any one or more Awards with respect to more than thirty thousand (30,000) shares of Common Stock in any one calendar year. The limitation set forth in this Section 5.16 shall be subject to adjustment as provided in Section 3.4 or Section 4.5(b), but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.
     (b) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
6. STOCK OPTIONS
     6.1 Nature of Stock Options. Subject to the limitations provided otherwise herein, Stock Options may be Incentive Stock Options or Non-qualified Stock Options.
     6.2 Option Exercise Price. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted. The exercise price shall be no less than or equal to fifty percent (50%) but not more than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to any Option designated as a Non-qualified Stock Option. The exercise price shall be equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to any Option designated as an Incentive Stock Option. The Administering Body may, with the consent of the Recipient and subject to compliance with statutory or administrative requirements applicable to Incentive Stock Options, (i) amend the terms of any Incentive Stock Option to provide that the exercise price of the shares remaining subject to such Stock Option shall be reestablished as a price equal to one hundred percent (100%) of the Fair Market Value of the Common Stock on the effective date of the amendment, or (ii) amend the terms of any Non-qualified Stock Option to provide that the exercise price of the shares remaining subject to such Stock Option shall be re-established at a
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price no less than or equal to fifty percent (50%) but not more than one hundred percent (100%) of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Stock Option that is amended in accordance with the foregoing shall be required, although the Administering Body may, in its discretion, make such further modifications of any such Stock Option as are not inconsistent with this Plan.
     6.3 Option Period and Vesting. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body, except that exercise of such Stock Options after termination of the Recipient’s employment or engagement shall be subject to Section 5.13 or Section 5.14, as the case may be. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than ten (10) years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Award Agreement. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Stock Option as a whole or in part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.
     6.4 Special Provisions Regarding Incentive Stock Options.
     (a) Notwithstanding anything in this Article 6 to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (i) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (ii) that the Incentive Stock Option not be exercisable after the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.
     (b) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or an Affiliated Entity) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000.
     (c) Any Stock Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Non-qualified Stock Options.
     6.5 Reload Options. At the discretion of the Administering Body, Stock Options granted pursuant to this Plan may include a “reload” feature pursuant to which a Recipient exercising a Stock Option by the delivery of a number of shares of matured capital stock in accordance with Section 5.4(c) hereof and the Award Agreement would automatically be granted
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an additional Stock Option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional Stock Option is granted and with the same expiration date as the original Stock Option being exercised, and with such other terms as the Administering Body may provide) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original Stock Option.
     6.6 Restrictions. The Administering Body, in its sole and absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of a Stock Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Recipient shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting (including the date the Stock Option is modified, extended or renewed for purposes of Section 424(h) of the IRC) such Stock Option to such Recipient or (ii) one year after the transfer of such shares to such Recipient.
7. RESTRICTED STOCK AWARDS
     7.1 Nature of Restricted Stock Awards. The Administering Body may grant Restricted Stock Awards to any Eligible Person. A Restricted Stock Award is an Award entitling the Recipient to acquire Restricted Stock at par value or such other purchase price determined by the Administering Body at the time of grant of the Restricted Stock Award (but not less than the par value thereof unless permitted by applicable state law).
     7.2 Rights as a Stockholder. Subject to Section 7.3, upon delivery of the shares of the Restricted Stock to the escrow holder pursuant to Section 7.5, the Recipient shall have, unless otherwise provided by the Administering Body, all the rights of a stockholder with respect to said shares of Restricted Stock, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administering Body, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.3.
     7.3 Restrictions. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administering Body shall provide, which restrictions may include restrictions concerning voting rights and transferability and restrictions based on duration of employment or engagement with the Company or its Affiliated Entities, Company performance and individual performance; provided, however, that, unless the Administering Body otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six (6) months and one (1) day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock granted to IRC Section 162(m) participants, by action taken after the Restricted Stock is issued, the Administering Body may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms
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of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or have expired.
     7.4 Repurchase of Restricted Stock. The Administering Body shall provide in the terms of each individual Award Agreement that the Company shall have a right to repurchase from the Recipient the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a termination of employment (with or without cause and for any reason whatsoever) or, if applicable, upon a termination of engagement (with or without cause and for any reason whatsoever) between the Recipient and the Company and/or an Affiliated Entity, at a cash price per share determined by the Administering Body; provided, however, that, except with respect to shares of Restricted Stock granted to IRC Section 162(m) participants, the Administering Body in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a termination of employment or engagement following a Change in Control of the Company or because of the Recipient’s death or Permanent Disability.
     7.5 Escrows. The Secretary of the Company or such other escrow holder as the Administering Body may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.
     7.6 Vesting of Restricted Stock. The Administering Body at the time of grant shall specify the date or dates and/or attainment of pre-established Performance Criteria and/or other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.
     7.7 Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Award of Restricted Stock may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.
8. REORGANIZATIONS
     8.1 Reorganizations Not Involving a Change in Control. If the Company shall consummate any Reorganization not involving a Change in Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including a different number of shares of Common Stock), each Award outstanding under this Plan shall thereafter be claimed or exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Award immediately prior to such Reorganization, and any adjustments will be made to the terms of the Award, and the underlying Award Agreement, in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.
     8.2 Reorganizations Involving a Change in Control. As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) shall automatically terminate unless (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for
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the substitution for such Awards of new grants covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise has provided or shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including (i) accelerating the vesting of outstanding Awards, (ii) terminating the restrictions on outstanding Awards of Restricted Stock and/or (iii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash and/or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 8.2, this Plan and the Awards granted hereunder shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clause (a) or (b) hereof, then any Recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the Change in Control as the Board shall designate, to convert, claim or exercise, as applicable, the Recipient’s Awards to the extent vested or if the restrictions have lapsed to the full extent not theretofore converted, claimed or exercised, but expressly excluding any installments of options which have not vested or Restricted Stock subject to restrictions which have not terminated.
9. DEFINITIONS
     Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:
     “Administering Body” means the Board as long as no Stock Plan Committee has been appointed and is in effect and shall mean the Stock Plan Committee as long as the Stock Plan Committee is appointed and in effect.
     “Affiliated Entity” means any Parent Corporation or Subsidiary Corporation.
     “Award” or “Awards,” except where referring to a particular category or grant under the Plan, shall include Incentive Stock Options, Non-qualified Stock Options and Restricted Stock Awards.
     “Award Agreement” means the agreement or confirming memorandum setting forth the terms and conditions of the Award.
     “Board” means the Board of Directors of the Company.
     “Change in Control” means the following and shall be deemed to occur if any of the following events occur:
     (a) Any Person becomes, after the Effective Date, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly,
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     of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or
     (b) Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or
     (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; and provided, further, a merger or consolidation in which the Company is the surviving entity (other than as a wholly owned subsidiary or another entity) and in which the Board of the Company after giving effect to the merger or consolidation is comprised of a majority of members who are either (x) directors of the Company immediately preceding the merger or consolidation, or (y) appointed to the Board of the Company by the Company (or its Board) as an integral part of such merger or consolidation, shall not constitute a Change in Control of the Company; or
     (d) Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company, or the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale; or (ii) pursuant to a dividend in kind or spin-off type transactions, directly or indirectly, of such assets to the stockholders of the Company;
     (e) Notwithstanding the foregoing, a Change in Control of the type described in paragraph (b), (c) or (d) shall be deemed to be completed on the date it occurs, and a
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Change in Control of the type described in paragraph (a) shall be deemed to be completed as of the date the entity or group attaining 30% or greater ownership has elected its representatives to the Company’s Board of Directors and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of employee’s employment.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the non-voting Common Stock of the Company, without par value, as constituted on the Effective Date of this Plan, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Section 3.4 or Section 4.5(b) above or any other provision of the Plan.
     “Company” means Efficient Channel Coding, Inc., an Ohio corporation.
     “Consultant” means any consultant or advisor if:
     (a) the consultant or advisor renders bona fide services to the Company or any Affiliated Entity;
     (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and
     (c) the consultant or advisor is a natural person who has contracted directly with the Company or an Affiliated Entity to render such services.
     “Director” means any person serving on the Board of the Company or of an Affiliated Entity irrespective of whether such person is also an Employee of the Company or an Affiliated Entity.
     “DRO” shall mean a domestic relations order as defined by the IRC or Title I of ERISA or the rules thereunder.
     “Effective Date” means ___, 2000, which is the date this Plan was adopted by the Board.
     “Eligible Person” shall include key Employees, Directors and Consultants of the Company or of any Affiliated Entity.
     “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the IRC) of the Company or any Affiliated Entity.
     “Employment Agreement” means an employment agreement between the Recipient and either the Company and/or an Affiliated Entity.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
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     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Act Registered Company” means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.
     “Expiration Date” means the tenth anniversary of the Effective Date.
     “Fair Market Value” of a share of the Company’s capital stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), the closing sale prices of the stock quoted for such date as reported in the transactions index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no sale price was quoted in any such index for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange or the NASDAQ National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on the NASDAQ Small Cap Market on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price of Stock Options not less than 100% of the Fair Market Value of the stock on the date an option is granted); or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administering Body; provided, however, that (i) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (ii) if the stock is traded on the NASDAQ Small Cap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (a) or (b) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC.
     “Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.
     “Including” means including without limitation.
     “IRC” means the Internal Revenue Code of 1986, as amended.
     “Just Cause Dismissal” shall mean (i) if a Recipient is an Employee, a termination of a Recipient’s employment for any of the following reasons: (a) the Recipient violates any reasonable rule or regulation of the Board, the Company’s Chief Executive Officer or the Recipient’s superiors that results in material damage to the Company or an Affiliated Entity or which, after written notice to do so, the Recipient fails to correct within a reasonable time; (b) any willful misconduct or gross negligence by the Recipient in the material responsibilities assigned to the Recipient; (c) any willful failure to perform the Recipient’s job as required to meet the objectives of the Company and/or an Affiliated Entity; (d) any wrongful conduct of a Recipient that has material adverse impact on the Company or an Affiliated Entity or which constitutes a misappropriation of assets of the Company or an Affiliated Entity; (e) the Recipient’s performing services for any other person or entity that competes with the Company and/or an Affiliated Entity while the Recipient is employed by the Company or an Affiliated Entity, without the express written approval of the Chief Executive Officer of the Company or an Affiliated Entity; or (f) any other conduct that the Administering Body determines constitutes Just Cause for Dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company and/or an Affiliated Entity providing for just cause dismissal (or some comparable notion) of Recipient from Recipient’s employment with the Company or an Affiliated
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Entity, “Just Cause Dismissal” for purposes of this Plan shall have the same meaning as ascribed thereto or to such comparable notion in such employment agreement and (ii) if a Recipient is a Consultant or Director (but not an Employee), a termination of such Recipient’s engagement with the Company and/or an Affiliated Entity for a material breach by Recipient of the agreement pursuant to which his services are rendered to the Company and/or an Affiliated Entity or a material breach of his duties to the Company and/or an Affiliated Entity; provided, however, that if a Recipient is party to an agreement pursuant to which his services are rendered to the Company and/or an Affiliated Entity providing for just cause dismissal (or some comparable notion) of Recipient from his engagement with the Company and/or an Affiliated Entity, “Just Cause Dismissal” for purposes of this Plan shall have the same meaning as ascribed thereto or such comparable notion in such agreement.
     “Non-Employee Director” means any director of the Company who qualifies as a “non-employee director” within the meaning of Rule 16b-3.
     “Non-qualified Stock Option” means a Stock Option that is not an Incentive Stock Option.
     “Outside Director” means an “outside director” as defined in the regulations adopted under Section 162(m) of the IRC.
     “Parent Corporation” means any Parent Corporation as defined in Section 424(e) of the IRC.
     “Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant, the Administering Body, in order to qualify Awards as performance-based compensation under Section 162(m) of the IRC, can condition the granting, vesting, exercisability, purchase price or termination of restrictions of such Awards on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) book value; (b) earnings per share (including earnings before interest, taxes and amortization); (c) return on equity; (d) total stockholder return; (e) return on capital; (f) return on assets or net assets; (g) income or net income; (h) operating income or net operating income; (i) operating margin; (j) attainment of stated goals related to the Company’s capitalization, costs, financial condition or results of operations; and (k) any other similar performance criteria.
     “Performance Criteria” shall mean the following business criteria with respect to the Company, any Affiliated Entity or any division or operating unit of the Company or an Affiliated Entity: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings,
2000 Long Term Incentive Plan (Efficient Channel Coding, Inc.)

(i) funds from operations, (j) appreciation in the fair market value of Common Stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization and (l) such other criteria deemed appropriate by the Administering Body.
     “Permanent Disability” means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Administering Body with respect to any Award, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 5.13(b)(ii) hereof, Permanent Disability shall mean “permanent and total disability” as defined in Section 22(e) of the IRC.
     “Person” means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (a) the Company and its Affiliated Entities, (b) any employee stock ownership or other employee benefit plan maintained by the Company that is qualified under ERISA, (c) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an Affiliated Entity, (d) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, or (e) any entity holding non-participating shares of an entity which is a stockholder of the Company or which owns or controls, directly or indirectly, a stockholder of the Company becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities.
     “Plan” means this 2000 Long Term Incentive Plan of the Company.
     “Plan Term” means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).
     “Recipient” means a person who has received Awards under this Plan or any person who is the successor in interest to a Recipient.
     “Reorganization” means any merger, consolidation, business combination, other reorganization or other similar transaction.
     “Restricted Stock” means the shares of Common Stock subject to such restrictions and conditions as the Administering Body may determine at the time of grant.
     “Restricted Stock Awards” means any Award granted pursuant to Article 7 of this Plan.
     “Rule 16b-3” means Rule 16b-3 under the Exchange Act.
2000 Long Term Incentive Plan (Efficient Channel Coding, Inc.)

     “Securities Act” means the Securities Act of 1933, as amended.
     “Significant Stockholder” is an individual who, at the time an Award is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).
     “Stock Option” or “Option” means a right to purchase stock of the Company granted under Article 6 of this Plan to an Eligible Person.
     “Stock Plan Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 4.1(b).
     “Subsidiary Corporation” means any Subsidiary Corporation as defined in Section 424(f) of the IRC.
2000 Long Term Incentive Plan (Efficient Channel Coding, Inc.)